Exhibit j under N-1A
                                                     Exhibit 23 under 601/Reg SK




                          INDEPENDENT AUDITORS' CONSENT



To the Board of Trustees and Shareholders of Federated Municipal Securities Fund, Inc.:



     We consent to the use in Post-Effective Amendment No. 54 of Federated Municipal Securities Fund, inc. of our report dated May 14, 1999 incorporated by reference into the Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus.



/s/   Deloitte & Touche LLP
      DELOITTE & TOUCHE LLP


Boston, Massachusetts
July 30, 1999